May 8, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: ACRES Commercial Realty Corp.

File No. 001-32733

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of ACRES Commercial Realty Corp. dated May 8, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP